Columbia Funds Variable Insurance Trust I -
Semi-Annual N-SAR report for the period ending 06/30/10

Columbia Variable Portfolio - High Income Fund
Columbia Variable Portfolio - Marsico 21st Century Fund
Columbia Variable Portfolio - Marsico Focused Equities Fund
Columbia Variable Portfolio - Marsico Growth Fund
Columbia Variable Portfolio - Marsico International Opportunities Fund Columbia Variable Portfolio - Mid Cap Growth Fund
 (the "Funds")


Item 77C - Matters submitted to a vote of security holders:

TRUSTEE ELECTION AND CHARTER CHANGE

Columbia Variable Portfolio - High Income Fund
At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund, which is a series of Columbia Funds Variable Insurance Trust I, considered the proposals described below.
Proposal 1. Shareholders of Columbia Funds Variable Insurance Trust I elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Variable Insurance Trust I, each to hold office for an indefinite term, as follows:

Trustee                 Votes For     Votes Withheld     Abstentions
Kathleen Blatz          71,485,386     2,938,366         0
Edward J. Boudreau, Jr. 71,384,264     3,039,488         0
Pamela G. Carlton       71,399,332     3,024,420         0
William P. Carmichael   71,396,543     3,027,209         0
Patricia M. Flynn       71,511,966     2,911,785         0
William A. Hawkins      71,348,265     3,075,486         0
R. Glenn Hilliard       71,402,460     3,021,291         0
Stephen R. Lewis, Jr.   71,384,183     3,039,568         0
John F. Maher           71,324,791     3,098,960         0
John J. Nagorniak       71,382,284     3,041,467         0
Catherine James Paglia  71,467,015     2,956,737         0
Leroy C. Richie         71,297,560     3,126,191         0
Anthony M. Santomero    71,360,740     3,063,011         0
Minor M. Shaw           71,182,599     3,241,152         0
Alison Taunton-Rigby    71,355,684     3,068,067         0
William F. Truscott     71,313,088     3,110,663         0

Proposal 2. Shareholders of Columbia Funds Variable Insurance Trust I approved a proposed amendment to the Declaration of Trust of Columbia Funds Variable Insurance Trust I, which increased the maximum permissible number of trustees of the trust, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
67,910,789    3,560,355         2,952,607       0

Columbia Variable Portfolio - Marsico 21st Century Fund
At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund, which is a series of Columbia Funds Variable Insurance Trust I, considered the proposals described below. Proposal 1. Shareholders of Columbia Funds Variable Insurance Trust I elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Variable Insurance Trust I, each to hold office for an indefinite term, as follows:

Trustee                 Votes For     Votes Withheld     Abstentions
Kathleen Blatz          71,485,386     2,938,366         0
Edward J. Boudreau, Jr. 71,384,264     3,039,488         0
Pamela G. Carlton       71,399,332     3,024,420         0
William P. Carmichael   71,396,543     3,027,209         0
Patricia M. Flynn       71,511,966     2,911,785         0
William A. Hawkins      71,348,265     3,075,486         0
R. Glenn Hilliard       71,402,460     3,021,291         0
Stephen R. Lewis, Jr.   71,384,183     3,039,568         0
John F. Maher           71,324,791     3,098,960         0
John J. Nagorniak       71,382,284     3,041,467         0
Catherine James Paglia  71,467,015     2,956,737         0
Leroy C. Richie         71,297,560     3,126,191         0
Anthony M. Santomero    71,360,740     3,063,011         0
Minor M. Shaw           71,182,599     3,241,152         0
Alison Taunton-Rigby    71,355,684     3,068,067         0
William F. Truscott     71,313,088     3,110,663         0


Proposal 2. Shareholders of Columbia Funds Variable Insurance Trust I approved a proposed amendment to the Declaration of Trust of Columbia Funds Variable Insurance Trust I, which increased the maximum permissible number of trustees of the trust, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
67,910,789    3,560,355         2,952,607       0

Columbia Variable Portfolio - Marsico Focused Equities Fund
At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund, which is a series of Columbia Funds Variable Insurance Trust I, considered the proposals described below.

Proposal 1. Shareholders of Columbia Funds Variable Insurance Trust I elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Variable Insurance Trust I, each to hold office for an indefinite term, as follows:

Trustee                 Votes For     Votes Withheld     Abstentions
Kathleen Blatz          71,485,386     2,938,366         0
Edward J. Boudreau, Jr. 71,384,264     3,039,488         0
Pamela G. Carlton       71,399,332     3,024,420         0
William P. Carmichael   71,396,543     3,027,209         0
Patricia M. Flynn       71,511,966     2,911,785         0
William A. Hawkins      71,348,265     3,075,486         0
R. Glenn Hilliard       71,402,460     3,021,291         0
Stephen R. Lewis, Jr.   71,384,183     3,039,568         0
John F. Maher           71,324,791     3,098,960         0
John J. Nagorniak       71,382,284     3,041,467         0
Catherine James Paglia  71,467,015     2,956,737         0
Leroy C. Richie         71,297,560     3,126,191         0
Anthony M. Santomero    71,360,740     3,063,011         0
Minor M. Shaw           71,182,599     3,241,152         0
Alison Taunton-Rigby    71,355,684     3,068,067         0
William F. Truscott     71,313,088     3,110,663         0


Proposal 2. Shareholders of Columbia Funds Variable Insurance Trust I approved a proposed amendment to the Declaration of Trust of Columbia Funds Variable Insurance Trust I, which increased the maximum permissible number of trustees of the trust, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
67,910,789    3,560,355         2,952,607       0

Columbia Variable Portfolio - Marsico Growth Fund
At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund, which is a series of Columbia Funds Variable Insurance Trust I, considered the proposals described below.

Proposal 1. Shareholders of Columbia Funds Variable Insurance Trust I elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Variable Insurance Trust I, each to hold office for an indefinite term, as follows:

Trustee                 Votes For     Votes Withheld     Abstentions
Kathleen Blatz          71,485,386     2,938,366         0
Edward J. Boudreau, Jr. 71,384,264     3,039,488         0
Pamela G. Carlton       71,399,332     3,024,420         0
William P. Carmichael   71,396,543     3,027,209         0
Patricia M. Flynn       71,511,966     2,911,785         0
William A. Hawkins      71,348,265     3,075,486         0
R. Glenn Hilliard       71,402,460     3,021,291         0
Stephen R. Lewis, Jr.   71,384,183     3,039,568         0
John F. Maher           71,324,791     3,098,960         0
John J. Nagorniak       71,382,284     3,041,467         0
Catherine James Paglia  71,467,015     2,956,737         0
Leroy C. Richie         71,297,560     3,126,191         0
Anthony M. Santomero    71,360,740     3,063,011         0
Minor M. Shaw           71,182,599     3,241,152         0
Alison Taunton-Rigby    71,355,684     3,068,067         0
William F. Truscott     71,313,088     3,110,663         0


Proposal 2. Shareholders of Columbia Funds Variable Insurance Trust I approved a proposed amendment to the Declaration of Trust of Columbia Funds Variable Insurance Trust I, which increased the maximum permissible number of trustees of the trust, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
67,910,789    3,560,355         2,952,607       0

Columbia Variable Portfolio - Marsico International Opportunities Fund At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund, which is a series of Columbia Funds Variable Insurance Trust I, considered the proposals described below.

Proposal 1. Shareholders of Columbia Funds Variable Insurance Trust I elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Variable Insurance Trust I, each to hold office for an indefinite term, as follows:

Trustee                 Votes For     Votes Withheld     Abstentions
Kathleen Blatz          71,485,386     2,938,366         0
Edward J. Boudreau, Jr. 71,384,264     3,039,488         0
Pamela G. Carlton       71,399,332     3,024,420         0
William P. Carmichael   71,396,543     3,027,209         0
Patricia M. Flynn       71,511,966     2,911,785         0
William A. Hawkins      71,348,265     3,075,486         0
R. Glenn Hilliard       71,402,460     3,021,291         0
Stephen R. Lewis, Jr.   71,384,183     3,039,568         0
John F. Maher           71,324,791     3,098,960         0
John J. Nagorniak       71,382,284     3,041,467         0
Catherine James Paglia  71,467,015     2,956,737         0
Leroy C. Richie         71,297,560     3,126,191         0
Anthony M. Santomero    71,360,740     3,063,011         0
Minor M. Shaw           71,182,599     3,241,152         0
Alison Taunton-Rigby    71,355,684     3,068,067         0
William F. Truscott     71,313,088     3,110,663         0


Proposal 2. Shareholders of Columbia Funds Variable Insurance Trust I approved a proposed amendment to the Declaration of Trust of Columbia Funds Variable Insurance Trust I, which increased the maximum permissible number of trustees of the trust, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
67,910,789    3,560,355         2,952,607       0


TRUSTEE ELECTION AND CHARTER CHANGE AND IMSA AMENDMENT
Columbia Variable Portfolio - Mid Cap Growth Fund
At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund, which is a series of Columbia Funds Variable Insurance Trust I, considered the proposals described below.

Proposal 1. Shareholders of Columbia Funds Variable Insurance Trust I elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Variable Insurance Trust I, each to hold office for an indefinite term, as follows:

Trustee                 Votes For     Votes Withheld     Abstentions
Kathleen Blatz          71,485,386     2,938,366         0
Edward J. Boudreau, Jr. 71,384,264     3,039,488         0
Pamela G. Carlton       71,399,332     3,024,420         0
William P. Carmichael   71,396,543     3,027,209         0
Patricia M. Flynn       71,511,966     2,911,785         0
William A. Hawkins      71,348,265     3,075,486         0
R. Glenn Hilliard       71,402,460     3,021,291         0
Stephen R. Lewis, Jr.   71,384,183     3,039,568         0
John F. Maher           71,324,791     3,098,960         0
John J. Nagorniak       71,382,284     3,041,467         0
Catherine James Paglia  71,467,015     2,956,737         0
Leroy C. Richie         71,297,560     3,126,191         0
Anthony M. Santomero    71,360,740     3,063,011         0
Minor M. Shaw           71,182,599     3,241,152         0
Alison Taunton-Rigby    71,355,684     3,068,067         0
William F. Truscott     71,313,088     3,110,663         0


Proposal 2. Shareholders of Columbia Funds Variable Insurance Trust I approved a proposed amendment to the Declaration of Trust of Columbia Funds Variable Insurance Trust I, which increased the maximum permissible number of trustees of the trust, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
67,910,789    3,560,355         2,952,607       0

Proposal 3. Shareholders of the Fund approved a proposed amendment to the Investment Management Services Agreement with Columbia Management Investment Advisers, LLC, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
3,651,245     306,493           199,695         0



Item 77D/77Q1(b) Policies with Respect to Securities Investments

On April 29, 2011, a Form Type 485BPOS, accession number 0001193125-11-118243, an amendment to the registration statement of Columbia Funds Variable Insurance Trust I, was filed with the SEC. This is hereby incorporated by reference as part of the response to Items 77D and 77Q1(b) of Form N-SAR. The amended registration statement disclosed, among other things, certain changes that were made to the principal investment strategies of each of the Funds.


Item 77E - Legal Proceedings:


Information Regarding Pending and Settled
Legal Proceedings

In June 2004, an action captioned John E. Gallus et al. v.
American Express Financial Corp. and American Express
Financial Advisors Inc. was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds (branded as Columbia or RiverSource) and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendants' motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals (the Eighth Circuit) on August 8, 2007. On April 8, 2009, the Eighth
Circuit reversed summary judgment and remanded to the District Court for further proceedings. On August 6, 2009, defendants filed a writ of certiorari with the U.S. Supreme
Court (the Supreme Court), asking the Supreme Court to stay the District Court proceedings while the Supreme Court considers and rules in a case captioned Jones v. Harris
Associates, which involves issues of law similar to those presented in the Gallus case. On March 30, 2010, the Supreme
Court issued its ruling in Jones v. Harris Associates, and on April 5, 2010, the Supreme Court vacated the Eighth
Circuit's decision in the Gallus case and remanded the case to the Eighth Circuit for further consideration in light of the Supreme Court's decision in Jones v. Harris Associates. On
June 4, 2010, the Eighth Circuit remanded the Gallus case to the District Court for further consideration in light of the Supreme Court's decision in Jones v. Harris Associates. On
December 9, 2010, the District Court reinstated its July 9,
2007, summary judgment order in favor of the defendants.
On January 10, 2011, plaintiffs filed a notice of appeal with the Eighth Circuit. In response to the plaintiffs' opening appellate brief filed on March 18, 2011, the defendants filed a response brief on May 4, 2011 with the Eighth Circuit. The plaintiffs filed a reply brief on May 26, 2011.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc.
(Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers
Act of 1940, the Investment Company Act of 1940, and various
Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf.
Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities.
Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise
Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


Item 77M/77Q1(g) - Mergers:

Columbia Variable Portfolio - Mid Cap Growth Fund, a series of Columbia Fund Variable Insurance Trust I (the "Acquiring Fund") became the surviving entity in a reorganization with Seligman Capital Portfolio, a series of Seligman Portfolios, Inc. (the "Acquired Fund").

In September 2010, the Board of Trustees of Columbia Funds Variable Insurance Trust I and, in August 2010, the Board of Directors of Seligman Portfolios, Inc. each approved an agreement and plan of reorganization (the "Agreement and Plan") providing for the sale of all of the assets of the Acquired Fund to, and the assumption of all of the liabilities and obligations of the Acquired Fund by, the Acquiring Fund, in complete liquidation of the Acquired Fund. At a meeting of shareholders held on February 15, 2011, shareholders of the Acquired Fund approved the Agreement and Plan with respect to the applicable Reorganization.

Effective on May 2, 2011, the Acquiring Fund acquired all the assets of, and assumed all the liabilities and obligations of, the Acquired Fund, in complete liquidation of the Acquired Fund. Shareholders of each class of shares of the Acquired Fund received shares of the corresponding share class of the Acquiring Fund in accordance with the Agreement and Plan.

The registration statement of Columbia Funds Variable Insurance Trust I, on Form N-14, which was filed with the Securities and Exchange Commission on July 22, 2011 (accession no. 0001193125-11-194662), is incorporated by reference, including without limitation the Agreement and Plan filed as Exhibit (4) to the registration statement and the applicable prospectus/proxy statement describing the applicable Reorganization, which was filed with the Securities and Exchange Commission on December 28, 2010 (accession no. 0001193125-10-289141).